Exhibit 10.7

MANPOWER INC.

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (this “Agreement”) is executed as of February 16, 2005 by and between MANPOWER INC., a Wisconsin corporation (the “Corporation”), and JEFFREY A. JOERRES (the “Employee”).

W I T N E S S E T H:

WHEREAS the Board of Directors of the Corporation has established the 2003 Equity Incentive Plan (the “Plan”) with the approval of the shareholders of the Corporation; and

WHEREAS, the Employee has been granted Restricted Stock under the Plan subject to the terms provided in this Agreement and the Plan.

NOW, THEREFORE, the Corporation and the Employee hereby agree as follows:

1. Provisions of Plan Control. This Agreement shall be governed by the provisions of the Plan, the terms and conditions of which are incorporated herein by reference. The Plan empowers the Administrator to make interpretations, rules and regulations thereunder, and, in general, provides that determinations of the Administrator with respect to the Plan shall be binding upon the Employee. Unless otherwise provided herein, all capitalized terms in this Agreement shall have the meanings ascribed to them in the Plan. A copy of the Plan will be delivered to the Employee upon reasonable request.

2. Terms of Award. The Employee has been granted 45,000 Shares of Restricted Stock under the Plan. Notwithstanding the terms of the Plan, the Administrator has determined that the Restricted Period is the period ending on February 16, 2011, unless the Restricted Period ends sooner as provided in the Plan. Notwithstanding the foregoing, the Restricted Period shall end and the Employee shall become vested in the shares of Restricted Stock if the shares have not previously vested or been forfeited, as follows:

a.	upon the Employee’s termination of employment by the Corporation other than for “Cause” as defined below; or

b.	upon the Employee’s voluntary termination of employment for “Good Reason” as defined below.

For this purpose:

a.	Termination for “Cause” will mean termination of the Employee’s employment upon:

(i)	the Employee’s repeated failure to perform work reasonably assigned to him in a competent, diligent and satisfactory fashion as determined by the Board of Directors of the Corporation in its reasonable discretion;

(ii)	insubordination;

(iii)	the Employee’s commission of any material act of dishonesty or disloyalty involving the Corporation or any of its subsidiaries or affiliates (the “Manpower Group”);

(iv)	the Employee’s chronic absence from work other than by reason of a serious health condition;

(v)	the Employee’s commission of a crime which substantially relates to the circumstances of his position with the Manpower Group or which has a material adverse effect on the business of the Manpower Group; or

(vi)	the willful engaging by the Employee in conduct which is demonstrably and materially injurious to the Manpower Group.

b.	“Good Reason” will mean, without the Employee’s consent, the occurrence of any one or more of the following:

(i)	the assignment to the Employee of a position which represents a material reduction from the Employee’s position on the date of this Agreement or the assignment to him of duties, other than incidental duties, inconsistent with such position or other position to which he is assigned, provided he objects to such assignment by written notice to the Corporation within 20 business days after it is made and the Corporation fails to cure, if necessary, within 10 business days after such notice is given;

(ii)	any reduction in the Employee’s base salary, or any material violation of any agreement between the Employee and the Corporation regarding the Employee’s compensation, which remains uncured 10 business days after the Employee gives written notice to the Corporation which specifies the violation; or

(iii)	the Employee being required by the Corporation to change the location of the Employee’s principal office to one in excess of 75 miles from the Corporation’s home office in Glendale, Wisconsin, provided the Employee’s employment with the Corporation is terminated within 90 days after any such change of location.

3. Dividends and Voting Rights. The Employee shall be entitled to receive any dividends that become payable with respect to such shares of Restricted Stock and shall be entitled to voting rights with respect to such shares of Restricted Stock.

4. Taxes. The Corporation may require payment or reimbursement of or may withhold any tax that it believes is required as a result of the grant or vesting of such Restricted Stock or any payments in connection with the Restricted Stock, and the Corporation may defer making delivery of any Restricted Stock or Shares in respect of Restricted Stock until arrangements satisfactory to the Corporation have been made with regard to any such payment, reimbursement, or withholding obligation.

5. Stock Certificates. In accordance with the Plan, the Corporation will retain custody of the stock certificates representing Restricted Stock during the Restricted Period. As soon as practicable after the execution of this Agreement, the Participant shall deliver to the Corporation a stock power signed by the Participant to be used in the event the Restricted Stock is forfeited to the Corporation. The Participant’s signature on such stock power shall be guaranteed by an institution that is a member of a Medallion signature guarantee program or a similar signature guarantee program acceptable to the Corporation’s transfer agent.

6. Multiple Executed Copies. This Agreement may be executed in multiple copies, each of which will constitute an original, and which together will constitute one and the same agreement providing for a single grant of shares of Restricted Stock.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed as of the date and year first above written.

MANPOWER INC.

By:	/s/ Michael J. Van Handel
Michael J. Van Handel
Executive Vice President,
Chief Financial Officer & Secretary

The undersigned Employee hereby accepts the foregoing grant of Restricted Stock and agrees to the several terms and conditions hereof and of the Plan.

/s/ Jeffrey A. Joerres
Jeffrey A. Joerres
Employee

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